Exhibit 99.1

Founder and Former Chairman & CEO of Exact Sciences Stanley Lapidus Joins PAVmed Subsidiary Lucid Diagnostics as Strategic Advisor

NEW YORK, June 15, 2020 (GLOBE NEWSWIRE) — PAVmed Inc. (Nasdaq: PAVM, PAVMZ) (the “Company” or “PAVmed”), a highly differentiated, multiproduct medical device company, today announced that medical diagnostics pioneer Stanley Lapidus, founder and former Chairman and CEO of Exact Sciences (Nasdaq: EXAS), has joined its majority owned subsidiary, Lucid Diagnostics Inc. (“Lucid”), as a Strategic Advisor to assist with its commercial, regulatory, clinical trial and capital markets strategies.

“I am thrilled to welcome Stan Lapidus as a Lucid Strategic Advisor and look forward to tapping into his vast wealth of knowledge, experience and wisdom as we advance EsoGuard and EsoCheck commercialization,” said Lishan Aklog, M.D., PAVmed’s Chairman and Chief Executive Officer and Lucid’s Executive Chairman. “Stan is a medical diagnostics industry titan and one of its most accomplished innovators in the early detection of cancer and its precursors, including cervical and colon cancer. Since its inception, Lucid’s stated goal has been for its early detection technologies to have as great an impact on preventing esophageal cancer as widespread Pap testing has had in preventing cervical cancer. We are fortunate that one of the most impactful persons in preventing deaths from cervical cancer will be helping us achieve this mission.”

“I have spent most of my professional career in a quest to save lives through the early detection of cancer and its precursors,” said Mr. Lapidus. “Lucid Diagnostics’ EsoGuard and EsoCheck technologies have the potential to be game changers in the diagnosis of conditions along the spectrum from Barrett’s Esophagus to esophageal cancer, which is a growing scourge. The ability to noninvasively screen at-risk patients for these conditions has substantial clinical and commercial potential. The Lucid team is poised to reach key inflection points and I look forward to working with them as they accelerate commercialization, embark on important IVD clinical trials and explore capital market strategies.”

Mr. Lapidus brings more than three decades of experience founding and leading breakthrough diagnostic companies. He founded and served as President of Cytyc Inc., whose ThinPrep® Pap test technology which he invented, revolutionized early detection of cervical cancer. Cytyc was acquired by Hologic Inc. in 2007 for $6.2 billion. Mr. Lapidus also founded and served as President & CEO and later as Chairman of Exact Sciences, whose Cologuard® stool DNA test has revolutionized early detection of colorectal cancer. Exact Sciences became the fastest growing company in the history of the diagnostics industry and now is a leading provider of cancer screening and diagnostic tests, with a market cap over $12 billion. Mr. Lapidus also founded and led medical diagnostic companies Helicos BioSciences Inc. and SynapDx Inc. He currently serves on the Board of Directors of Binx Health Inc., Glympse Bio Inc., PathAI Inc, Fractyl Laboratories Inc. and T2 Biosystems Inc. He also serves as a Co-Founding Pillar of Pillar VC, Managing Director of his own incubator LapidDx Research, has served as an Instructor at the Massachusetts Institute of Technology and is Fellow of the American Institute of Medical and Biological Engineering.

About Lucid

Lucid Diagnostics Inc. is a highly differentiated, medical device innovator with products designed to diagnose and treat conditions of the esophagus. Lucid’s EsoGuard Esophageal DNA Test and EsoCheck Collection Device are designed to facilitate the diagnosis of Barrett’s Esophagus (BE) and related precursors to highly lethal esophageal adenocarcinoma (EAC) in patients with chronic heart burn, also known as gastroesophageal reflux disease (GERD).

EsoGuard is commercially available in the United States as a Laboratory Developed Test (LDT) and is the first DNA test designed to facilitate the diagnosis of Barrett’s Esophagus (BE) and related precursors to highly lethal esophageal adenocarcinoma (EAC). EsoGuard is performed on cells sampled from the lower esophagus in a five-minute noninvasive office-based procedure. Next-generation sequencing (NGS) of DNA extracted from these cells is used to determine the epigenetic methylation status of 31 sites on two genes (VIM and CCNA1). A positive or negative result is determined based on algorithmic assessment of the percentage of DNA molecules for which a proportion of methylated sites on either gene exceeds a certain threshold. A positive result has been correlated, with greater than 90% sensitivity and specificity, with the presence of non-dysplastic BE, dysplastic BE or EAC, in a clinical study of 408 patients published in Science Translational Medicine.

The EsoCheck Collection Device is an FDA 510(k)-cleared non-invasive cell collection device designed to sample cells from the esophagus in a five-minute office-based procedure, without the need for endoscopy – the only such device capable of doing so in an anatomically targeted fashion without sample dilution or contamination (EsoCheck animation). Patients swallow a vitamin pill-sized capsule containing a small inflatable balloon attached to a thin catheter. As the catheter is withdrawn, it swabs surface cells from the target area and protects them as the device is removed. The sampled cells can then be subjected to any commercially available diagnostic test, including EsoGuard. EsoCheck is also being evaluated to assist in monitoring BE disease progression and in the diagnosis and management of Eosinophilic Esophagitis (EoE), a rapidly emerging allergy-mediated inflammatory condition of the esophagus similar to, and often associated with, inflammatory bowel disease (IBD).

About PAVmed

PAVmed Inc. is a highly differentiated, multiproduct commercial stage medical device company employing a unique business model designed to advance innovative products to commercialization rapidly and with less capital than the typical medical device company. This proprietary model enables PAVmed to pursue an expanding pipeline strategy with a view to enhancing and accelerating value creation while seeking to further expand its pipeline through relationships with its network of clinician innovators at leading academic centers. PAVmed’s diversified product pipeline addresses unmet clinical needs encompassing a broad spectrum of clinical areas with attractive regulatory pathways and market opportunities. Its four operating divisions include GI Health (EsoGuard™ Esophageal DNA Test, EsoCheck™ Esophageal Cell Collection Device, and EsoCure™ Esophageal Ablation Device with Caldus™ Technology), Minimally Invasive Interventions (CarpX™ Minimally Invasive Device for Carpal Tunnel Syndrome), Infusion Therapy (PortIO™ Implantable Intraosseus Vascular Access Device and NextFlo™ Highly Accurate Infusion Platform Technology), and Emerging Innovations (non-invasive laser-based glucose monitoring, pediatric ear tubes, and mechanical circulatory support). For more information, please visit www.pavmed.com, follow us on Twitter, connect with us on LinkedIn, and watch our videos on YouTube. For more information on our majority owned subsidiary, Lucid Diagnostics Inc., please visit www.luciddx.com, follow Lucid on Twitter, and connect with Lucid on LinkedIn.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of PAVmed’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s common stock, Series W Warrants and Series Z Warrants; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required advance PAVmed’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s preclinical studies; whether and when PAVmed’s products are cleared by regulatory authorities; market acceptance of PAVmed’s products once cleared and commercialized; our ability to raise additional funding and other competitive developments. PAVmed has not yet received clearance from the FDA or other regulatory body to market many of its products. The Company has been monitoring the COVID-19 pandemic and its impact on our business. The Company expects the significance of the COVID-19 pandemic, including the extent of its effect on the Company’s financial and operational results, to be dictated by, among other things, the success of efforts to contain it and the impact of actions taken in response. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond PAVmed’s control. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s future operations, see Part I, Item IA, “Risk Factors,” in PAVmed’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Reports on Form 10-Q filed by PAVmed after its most recent Annual Report. PAVmed disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Contacts:

Investors

Mike Havrilla

Director of Investor Relations

(814) 241-4138

JMH@PAVmed.com

Media

Shaun O’Neil

Chief Commercial Officer

(518) 812-3087

SMO@PAVmed.com